Expion360 Announces Dynamic Organizational Changes to Drive Accelerated Growth

REDMOND, OR. Jan. 30, 2023, Expion360, Inc. (NASDAQ: XPON), an industry leader in lithium-ion battery power storage solutions, has completed a series of internal management and board changes designed to position the company for growth opportunities in the new year.

Brian Schaffner has been appointed Chief Executive Officer, succeeding company Co-Founder John Yozamp who has assumed the new position of Chief Business Development Officer.

Chief Accounting Officer, Greg Aydelott, has been promoted to the position of Chief Financial Officer.

Company Co-Founder, Director and COO, Paul Shoun, has been appointed to the additional position of President.

Independent company director, David Hendrickson, has been elected Chairman of the Board, succeeding Yozamp. The company's board is now comprised of four directors with three serving independently. The board plans to appoint at least one additional independent board member in the near term.

"These strategic management and board transitions further our plans to increase shareholder value," commented Hendrickson. "We believe the changes better align our senior executive experience and talent to effectively drive growth and new opportunities, enabling Expion360 to be an emerging leader in clean energy solutions."

Commented Yozamp: "The changes occurring in the marketplace today have created a rare opportunity for Expion360 which we should seize with full force and expediency. As Co-Founder and CEO of Expion360 and its largest shareholder, I have helped guide these management transitions which I believe will allow me to do what I do best and love to do the most. That is, being fully focused on building customer and partner relationships and selling the absolute best lithium-ion batteries on the market today. I believe this will deliver the greatest benefit to our shareholders and customers as we pursue new growth opportunities in the new year."

"Taking my place as CEO and our new President are two of the best managers I've had the good fortune to work with," continued Yozamp. "Given their strong executive and operational backgrounds, I'm confident they will lead our company to a new level of performance and innovation."

Added Schaffner: "We want to thank John for his valued leadership and tremendous contributions that have made Expion360 a leader in the industry. His industry knowledge, salesmanship and drive for innovation are second to none. This is evidenced by several major wins we announced, including being selected as the exclusive supplier for an award-winning overland trailer under a major SUV brand. We look forward to his continued leadership in his new role focused on business development, which we anticipate bearing great fruit in the near term."

Schaffner continued: “I have worked with Greg in multiple capacities and have complete trust in his abilities to guide the finances of Expion360 as the Chief Financial Officer. His time here as Chief Accounting Officer has provided the company with expertise with our internal financial operations and public reporting requirements.”

The career histories of Expion360’s management and board of directors are available on the company’s website at investors.expion360.com/leadership.

About Expion360

Expion360 is an industry leader of premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development.

The company’s lithium batteries feature half the weight of standard lead-acid batteries while delivering three times the power and 10 times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other Li-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections helps ensure top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The company designs, engineers and assembles its batteries out of its headquarters in Redmond, Oregon. To learn more about the company, visit expion360.com.

Expion360 Li-ion batteries and accessories are available for purchase through more than 213 dealers, wholesalers, private-label customers, and OEMs across the country. To find your local Expion360 dealer or purchase Expion360 batteries and accessories online, go to expion360.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding our expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding our expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. Factors that could cause such differences include those discussed in our filings with the SEC. Investors should read the risk factors set forth in the Company's Prospectus filed with the SEC on April 4, 2022, previous filings, subsequent filings, and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether as a result of new information, future events or otherwise, except as required by law.

Expion360 Contact:
Brian Schaffner, CEO
Tel (541) 797-6714

Expion360 Investor Contact:
Ronald Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

Expion360 Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact